UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

CAPSTONE GREEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.001 per share	CGRN	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As reported in Item 5.07 below, at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company held on September 12, 2022, the Company’s stockholders ratified an amendment to the Company’s Rights Agreement with Broadridge Financial Solutions, Inc., as rights agent, dated as of May 6, 2019 (the “NOL Rights Agreement”), extending the Final Expiration Date under the NOL Rights Agreement from May 6, 2022 to May 6, 2025 (the “NOL Rights Agreement Amendment”). The Company’s Board of Directors previously approved the NOL Rights Agreement Amendment, subject to such stockholder ratification.

The foregoing description of the NOL Rights Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the NOL Rights Agreement Amendment, a copy of which is filed herewith as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of 2017 Equity Incentive Plan

As reported in Item 5.07 below, at the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s 2017 Equity Incentive Plan (the “Plan”) to increase the number of shares available thereunder by 600,000 shares. The Company’s Board of Directors previously approved the Amendment, subject to such stockholder approval.

A summary of the material terms of the Amendment and the Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 29, 2022. That summary and the above description of the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

As described in Item 5.02 above, the Company virtually held its Annual Meeting via webcast on September 12, 2022. According to the inspector of elections, the stockholders present virtually in person or by proxy represented 15,315,565 shares of common stock (entitled to one vote per share). At the Annual Meeting, the stockholders voted on the following five proposals and cast their votes as follows:

Proposal 1: Election of Directors.

Director	Votes For	Votes Withheld	Broker Non-Votes
Robert C. Flexon	3,687,251	684,564	5,493,574
Darren R. Jamison	3,775,499	596,316	5,493,574
Yon Y. Jorden	3,731,703	640,112	5,493,574
Robert F. Powelson	3,732,144	639,671	5,493,574
Denise Wilson	3,699,014	672,801	5,493,574
Ping Fu	3,690,057	681,758	5,493,574

Each of the individuals listed above was elected as a director of the Company to serve until the next annual meeting or until his or her successor is elected and qualified.

Proposal 2: Approval of an amendment to increase the number of shares available under the Capstone Green Energy Corporation 2017 Equity Incentive Plan by 600,000.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
3,261,390	1,061,181	49,244	5,493,574

The stockholders voted to approve the amendment to the Capstone Green Energy Corporation 2017 Equity Incentive Plan.

Proposal 3: Advisory vote on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
3,419,957	814,931	136,927	5,493,574

The stockholders voted to approve, on a non-binding advisory vote, the compensation of the Company’s named executive officers.

Proposal 4: Ratification of an amendment to the Company’s NOL Rights Agreement, extending the Final Expiration Date under the NOL Rights Agreement from May 6, 2022 to May 6, 2025.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
3,795,781	441,977	134,057	5,493,574

The stockholders voted to ratify the amendment to the NOL Rights Agreement, extending the Final Expiration Date under the NOL Rights Agreement from May 6, 2022 to May 6, 2025.

Proposal 5: Ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023.

8
Votes For	Votes Against	Votes Abstain
8,951,739	655,033	258,617

The stockholders voted to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to NOL Rights Agreement by and between the Company and Broadridge Financial Solutions, Inc., as rights agent, dated as of May 6, 2019.
10.2	Amendment No. 6 to Capstone Green Energy Corporation 2017 Equity Incentive Plan.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE GREEN ENERGY CORPORATION

Date: September 15, 2022	By:	/s/ Scott Robinson
Name: Scott Robinson
Title: Interim Chief Financial Officer